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                                                                   EXHIBIT 99.11


INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Ready Assets Trust:

We consent to the use in Post-Effective Amendment No. 30 to Registration Statement No. 2-52711 of our report dated February 4, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
April 25, 1997